UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2020

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

On November 13, 2020, Black Creek Industrial REIT IV Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) issued a letter to its stockholders regarding the views of the Company and Black Creek Group, LLC, an affiliate of the Company’s sponsor on the impact of the novel coronavirus (COVID-19) pandemic on the commercial real estate industry and the Company. A copy of the letter is attached as Exhibit 99.2 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.2 attached hereto is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01    Other Events.

Most Recent Transaction Price and Net Asset Value Per Share

December 1, 2020 Transaction Price

The transaction price for each share class of our common stock for subscriptions to be accepted as of December 1, 2020 (and distribution reinvestment plan issuances following the close of business on November 30, 2020 and share redemptions as of November 30, 2020) is as follows:

Transaction Price
Share Class	(per share)
Class T	$10.0920
Class W	$10.0920
Class I	$10.0920

The transaction price for each of our share classes is equal to such class’s NAV per share as of October 31, 2020. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

October 31, 2020 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.blackcreekindustrialiv.com and is also available on our toll-free, automated telephone line at (888) 310-9352. Please see our valuation procedures filed with our most recent Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission (the “SEC”) and is available on the SEC’s website at www.sec.gov, for a more detailed description of our valuation procedures, including important disclosure regarding real property valuations provided by Altus Group U.S. Inc. (the “Independent Valuation Advisor”). All parties engaged by us in the calculation of our NAV, including BCI IV Advisors LLC, (the “Advisor”), are subject to the oversight of our board of directors. Generally, all of our real properties are appraised each calendar month by the Independent Valuation Advisor, with such appraisals reviewed by our external advisor. Additionally, each real property is appraised by a third-party appraiser at least once per calendar year, as described in our valuation procedures. Unconsolidated real property assets held through joint ventures or partnerships are valued according to the valuation procedures set by such joint ventures or partnerships. At least once per calendar year, each unconsolidated real property asset will be appraised by a third-party appraiser. If the valuation procedures of the applicable joint ventures or partnerships do not accommodate a monthly determination of the fair value of real property assets, we will determine the estimated fair value of the unconsolidated real property assets for those interim periods.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be held directly or indirectly by the Advisor, BCI IV Advisors Group LLC (the “Sponsor”) and third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of October 31, 2020 and September 30, 2020:

	As of
(in thousands)	October 31, 2020	September 30, 2020
Investments in industrial properties	$1,327,050	$1,294,100
Investment in unconsolidated joint venture partnerships	316,490	312,161
Cash and cash equivalents	310,205	180,683
Other assets	9,486	10,276
Line of credit, term loan and mortgage notes	(582,750)	(464,250)
Other liabilities	(26,583)	(26,328)
Accrued performance component of advisory fee	(7,062)	(6,195)
Accrued fixed component of advisory fee	(913)	(895)
Aggregate Fund NAV	$1,345,923	$1,299,552
Total Fund Interests outstanding	133,366	128,791

The following table sets forth the NAV per Fund Interest as of October 31, 2020 and September 30, 2020:

		Class T	Class W	Class I
(in thousands, except per Fund Interest data)	Total	Shares	Shares	Shares	OP Units
As of October 31, 2020
Monthly NAV	$1,345,923	$1,245,465	$70,650	$26,166	$3,642
Fund Interests outstanding	133,366	123,411	7,001	2,593	361
NAV Per Fund Interest	$10.0920	$10.0920	$10.0920	$10.0920	$10.0920
As of September 30, 2020
Monthly NAV	$1,299,552	$1,207,131	$63,837	$24,942	$3,642
Fund Interests outstanding	128,791	119,632	6,326	2,472	361
NAV Per Fund Interest	$10.0904	$10.0904	$10.0904	$10.0904	$10.0904

Under GAAP, we record liabilities for ongoing distribution fees that (i) we currently owe Black Creek Capital Markets, LLC (the “Dealer Manager”) under the terms of the dealer manager agreement and (ii) we estimate we may pay to the Dealer Manager in future periods for shares of our common stock. As of October 31, 2020, we estimated approximately $44.7 million of ongoing distribution fees were potentially payable to the Dealer Manager. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

The valuations of our real property as of October 31, 2020 were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table:

Weighted-
Average Basis
Exit capitalization rate	5.4%
Discount rate / internal rate of return	6.4%
Average holding period (years)	10.1

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real properties. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties:

			Increase
			(Decrease) to
	Hypothetical		the NAV of Real
Input	Change		Properties
Exit capitalization rate (weighted-average)	0.25	% decrease	3.3%
	0.25	% increase	(3.0)%
Discount rate (weighted-average)	0.25	% decrease	2.0%
	0.25	% increase	(2.0)%

October 2020 Distributions

We have declared monthly distributions for each class of our common stock. To date, each class of our common stock has received the same gross distribution per share. Monthly gross distributions were $0.0454 per share for each share class for the month of October 2020 and were paid to all stockholders of record as of the close of business on October 30, 2020. The net distribution per share is calculated as the gross distribution per share less any distribution fees that are payable monthly with respect to Class T shares and Class W shares. Since distribution fees are not paid with respect to Class I shares, the net distributions payable with respect to Class I shares are equal to the gross distributions payable with respect to Class I shares. The table below details the net distributions for each class of our common stock for the period presented:

Net Distributions per Share
		Class T	Class W	Class I
Month	Pay Date	Share	Share	Share
October 2020	11/2/2020	$0.037	$0.041	$0.045

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Consent of Altus Group U.S., Inc.
99.2	Letter to Stockholders

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the acquisition of properties under contract. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of COVID-19 on our financial condition and results of operations being more significant than expected, the negative impact of COVID-19 on our customers being more significant than expected, the slower pace at which capital is expected to be raised compared to the pace of the first three months of 2020, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

November 13, 2020	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Senior Vice President, Chief Financial Officer and Treasurer